EXHIBIT 3.34
BYLAWS OF
COMMUNITY HEALTH INVESTMENT CORPORATION
[FORMERLY CHS MANAGEMENT CORPORATION]
[FORMERLY COMMUNITY HEALTH SYSTEMS OF TEXAS, INC.]

BYLAWS
OF
COMMUNITY HEALTH SYSTEMS OF TEXAS, INC.
ARTICLE I
OFFICES
SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.
SECTION 1.2. Places of Business. The corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.1. Place of Meeting. All meetings of stockholders for the election of directors shall be held at the principal business office of the corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the caller of the meeting and stated in the notice of the meeting.
SECTION 2.2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.
SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Failure to comply with this Section shall not affect the validity of any action taken at such meeting.
SECTION 2.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning not less than fifty percent (50%) of the voting power of the entire capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purposes of the proposed meeting. The President, the Board of Directors or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place for holding such meeting.
SECTION 2.5. Notice of Meeting. Written or printed notice of the annual, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days before the meeting. Such further or earlier notice shall be given as may be required by law. A stockholder’s attendance at a meeting shall constitute a waiver of notice by such stockholder, unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or called or convened as herein required. In addition, a stockholder may waive notice of a meeting in writing signed by him as provided in Section 2.8 hereof.
SECTION 2.6. Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the voting power of the stock having voting rights present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1); or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.8. Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the Certificate of Incorporation or the bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of the voting power of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.
SECTION 2.9. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, on his proxy, may represent the stock and vote thereon.
SECTION 2.10. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.
SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
SECTION 2.12. Balloting. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any stockholder present or represented by proxy and entitled to vote at the election of Directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.
SECTION 2.13. Record of Stockholders. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by the Corporation’s Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
SECTION 3.2. Number, Qualification and Term. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than eight (8). Such number of directors shall from time to time be fixed and determined by the Board of Directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The number of directors may be decreased from time to time, however, no such decrease shall have the effect of shortening the term of any incumbent director. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office for a one (1) year term or until the director’s successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation. The Board of Directors may, by resolution, appoint one of its members as Chairman to preside over meetings of the Board of Directors. The position of Chairman of the Board of Directors shall not be an office of the corporation.
SECTION 3.3. Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election of directors and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either with or without cause at any duly constituted special meeting of stockholders duly called and held for such purpose by the affirmative vote of eighty percent (80%) of the voting power of the issued and outstanding capital stock of the corporation. This section may not be amended except upon the affirmative vote of stockholders holding at least eighty percent (80%) of the voting power of the issued and outstanding capital stock of the corporation.
SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during the year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.
SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.
SECTION 3.6. Notice of Special Meetings. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as may be otherwise provided by law, the Certificate of Incorporation or these bylaws neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting.
SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
SECTION 3.9. Telephonic Meetings. Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
SECTION 3.10. Compensation. Directors, as such, shall not be entitled to any stated compensation for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEE OF DIRECTORS
SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two (2) or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in no event shall any such committee have any power or authority in reference to (i) amending the Certificate of Incorporation, (ii) adopting an agreement of merger or consolidation, (iii) recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (v) amending the bylaws of the corporation, or (vi) unless specifically so authorized by resolution passed by a majority of the whole Board of Directors, declaring a dividend or authorizing the issuance of stock. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.
SECTION 4.2. Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.
ARTICLE V
NOTICE
SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegram, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company.
SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
OFFICERS
SECTION 6.1. Officers. The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer and a Controller. The position of Chairman of the Board of Directors shall not be an office of the corporation. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two (2) or more offices may be held by the same person. None of the officers need be a director, and none of the officers need be a stockholder of the corporation.
SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.
SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
SECTION 6.5. Compensation. The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such compensation by reason of his also being a director.

SECTION 6.6. Duties. The Officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these bylaws.
SECTION 6.7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation and shall exercise general supervision over the corporation’s several offices. In the absence of the Chairman of the Board (if such position is created by the Board of Directors), the President shall preside at all meetings of the Board of Directors and of the stockholders. He shall have the power to appoint and remove subordinate officers, agents and employees and to fix their compensation, except those elected or appointed by the Board of Directors, to remove or suspend any employee or agent who shall have been appointed or employed under authority of an officer subordinate to him and to suspend for cause, pending final action by the authority that shall have elected or appointed such officer, any officer subordinate to the President. The President shall keep the Board of Directors and the Executive Committee (if created) fully informed and shall consult them concerning the business of the corporation and all matters within his knowledge, which, in his opinion, the interest of the corporation may require to be brought to their attention. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and, without the joinder of the Secretary any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed, from time to time, by the stockholders, the Board of Directors or the Executive Committee (if created) or as are prescribed by these bylaws.
SECTION 6.8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Senior Vice President or in the event there shall be no Vice President designated Senior Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee (if created).
SECTION 6.9. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; see that all notices are duly given in accordance with the provisions of these bylaws and as required by law or the Certificate of Incorporation; be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; sign with the President, or an Executive Vice President, Senior Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock certificate books, transfer books, stock ledgers and such other books and records of the corporation as the Board of Directors may reasonably direct; and in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee (if created).
SECTION 6.10. Treasurer. The Treasurer shall have active control of and shall be responsible for all matters pertaining to the finances of the corporation and shall have the care and custody of all monies, funds and securities of the corporation. The Treasurer shall deposit or cause to be deposited all such funds in and with such depositories as shall be selected in accordance with procedure established by the Board of Directors; shall advise upon all terms of credit granted to the corporation; and shall be responsible for the collection of all its acccounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange, or the commercial papers payable to the corporation and to give proper receipts or discharges for all payments to the corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation.
SECTION 6.11. Controller. The Controller shall be the chief accounting officer of the corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts of the corporation. The Controller shall keep complete and accurate records of account, showing accurately at all times the financial condition of the corporation; prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee (if created) a statement of the financial condition of the corporation in such detail as may be required; audit all payrolls and vouchers of the corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the corporation and its various departments; shall have supervision of the books of account of the corporation, their arrangement, and their classification; shall supervise the account and auditing practices of the corporation; and shall have charge of all matters relating to taxation.
SECTION 6.12. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee (if created). The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign with the President, or an Executive Vice President, Senior Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of

Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.
ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS
SECTION 7.1. Contracts. The Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
SECTION 7.2. Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.
SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VIII
CERTIFICATES OF STOCK
SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form or forms as comply with the requirements of law and the Certificate of Incorporation and as the Board of Directors shall approve. The certificates shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. Such certificates shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. In the event any officer or officers who have signed or whose facsimile signature or signatures have been placed upon such certificate shall have ceased to be such officer or officers before such certificate is issued, it may be adopted and issued by the Corporation with the same effect as if he or they had not ceased to be such officer or officers as of the date of its issuance, and issuance and delivery thereof by the corporation shall constitute adoption thereof by the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.
SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.
SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.
SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
SECTION 8.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all stock certificates to bear the signature of a transfer agent or registrar or both.
ARTICLE IX
DIVIDENDS
SECTION 9.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
MISCELLANEOUS
SECTION 10.1. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
SECTION 10.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the Chief Executive Office of the corporation at 14614 Falling Creek Drive, Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.
SECTION 10.3. Endorsement of Stock Certificates. Subject to the specific directions of the Board, any share or shares of stock issued by any other corporation and owned by the corporation (including reacquired shares of the corporation) may, for sale or transfer, be endorsed in the name of the corporation by the President or any Vice-President, and attested or witnessed by the Secretary or any Assistant Secretary either with or without affixing the corporation seal.
SECTION 10.4. Voting of Shares Owned By the Corporation. Unless otherwise ordered by the Board of Directors, the President, the Secretary or the Treasurer, or any of them, shall have full power and authority on behalf of the corporation to attend, to vote and to grant proxies to be used at any meeting of stockholders of such other corporation in which the corporation may hold stock. The Board of Directors may confer like powers upon any other person or persons.
SECTION 10.5. Fiscal Year; Accounting Election. The fiscal year of and the method of accounting for the corporation shall be as the Board of Directors shall at any time determine.
ARTICLE XI
AMENDMENT
These bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.
SECRETARY’S CERTIFICATE
THIS IS TO CERTIFY that the foregoing bylaws of Community Health Systems of Texas, Inc. have been duly adopted by resolution of the Board of Directors dated as of the 20th day of July, 1985.

IN WITNESS WHEREOF, the undersigned, duly elected and acting Secretary of the corporation, has signed this Certificate as of the 20th day of July, 1985.
/s/ E. Thomas Chaney
E. Thomas Chaney, Secretary